Exhibit 5.1
[Letterhead of Jones Day]
March 2, 2007
National City Bank
1900 East 9th Street
Cleveland, Ohio 44114
     Re: National City Credit Card Master Note Trust — Registration Statement on Form S-3
     Ladies and Gentlemen:
     We have acted as counsel for National City Bank (the “Bank”) in connection with the preparation of the registration statement on Form S-3, Nos. 333-131614, 333-131614-01, 333-131614-02 (the “Registration Statement”) relating to the issuance from time to time in one or more series (each, a “Series”) of asset-backed notes (the “Notes”). As set forth in the Registration Statement, the Notes will be issued by National City Credit Card Master Note Trust (the “Trust”), a Delaware statutory trust formed pursuant to the Amended and Restated Trust Agreement, dated as of August 23, 2005 (as may be amended thereafter, the “Trust Agreement”) between the Bank and the Wilmington Trust Company, as owner trustee (the “Owner Trustee”). With respect to each series, the Notes will be issued pursuant to an Indenture (the “Indenture”), as supplemented, between the Trust and an Indenture Trustee. The Notes will be sold from time to time pursuant to certain underwriting agreements (the “Underwriting Agreements”) among the Bank and the Underwriters named therein.
     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Indenture (including the form of Indenture Supplement and the form of Note, each included as exhibits thereto), the Trust Agreement and the form of the Underwriting Agreement relating to the Notes (collectively, the “Operative Documents”). In addition, we have examined and considered executed originals or counterparts, or certified or other copies, of such certificates, instruments, documents and other corporate records of the Bank and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.
     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Bank and others.
     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes of any series, when (i) the applicable Operative Documents relating to such series have each been duly authorized, completed, executed and delivered by the parties thereto substantially

National City Bank

March 2, 2007
in the form filed as an exhibit to the Registration Statement and (ii) such Notes of any series have been duly authorized, executed and delivered on behalf of the Trust and authenticated by the applicable Indenture Trustee, and issued against payment therefor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will be the legally issued, valid and binding obligations of the Trust, enforceable in accordance with their respective terms.
     Our opinion is subject to (i) applicable bankruptcy, receivership, insolvency, reorganization, fraudulent transfer, voidable preference, moratorium or similar laws, and related judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement and under the heading “Legal Matters” in the prospectus and the accompanying prospectus supplements forming a part of the Registration Statement, without admitting that we are “experts” within the meaning of the Securities Act of 1933 or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Jones Day